Exhibit 99.1

Silexion Therapeutics Reports First Quarter 2026 Financial Results and
Provides Business Update

Israeli Ministry of Health approved the initiation of Silexion's Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer

Clinical Trial Application subsequently submitted to Germany through the EU Clinical Trials
Information System

Phase 2/3 clinical trial initiation remains on track for the second quarter of 2026

Grand Cayman, Cayman Islands, May 18, 2026 -- Silexion Therapeutics Corp. (NASDAQ: SLXN) ("Silexion" or the "Company"), a clinical-stage biotechnology company pioneering RNA interference (RNAi) therapies for KRAS-driven cancers, today provided an update on recent business developments following the release of its financial results for the first quarter ended March 31, 2026, which were reported on May 15, 2026.

Recent Milestones & Business Highlights

•
Israeli Ministry of Health Approval to Initiate Phase 2/3 Clinical Trial of SIL204: On March 24, 2026, Silexion announced that it had received formal approval from the Israeli Ministry of Health to initiate its Phase 2/3 clinical trial evaluating the Company’s lead product candidate SIL204 for the treatment of locally advanced pancreatic cancer. The approval represented a defining regulatory milestone for the Company, marking the transition of SIL204 into clinical-stage development of a next-generation siRNA therapy designed to silence mutated KRAS - a driver present in approximately 90% of pancreatic cancers - and positioning Silexion as a clinical-stage biotechnology company focused on KRAS-driven cancers. The approval followed strong positive anti-tumor activity demonstrated across multiple preclinical models, successful completion of two-species toxicology studies, and constructive regulatory engagement supporting the Phase 2/3 trial design.

•
Phase 2/3 Clinical Trial Application Submitted to Germany: On April 28, 2026, subsequent to quarter end, the Company announced the successful submission of a Clinical Trial Application (CTA) to Germany for the planned Phase 2/3 clinical trial of SIL204 in patients with locally advanced pancreatic cancer. The CTA was submitted through the EU Clinical Trials Information System (CTIS), with Germany serving as the Reporting Member State leading the scientific assessment of the trial across the European Union. The submission was informed by the positive written Scientific Advice received from Germany's Federal Institute for Drugs and Medical Devices (BfArM) in December 2025, and was supported by the Company's comprehensive regulatory and preclinical package, including completed two-species toxicology studies.

•
Phase 2/3 Trial Initiation Planned for the Second Quarter of 2026: The planned Phase 2/3 clinical study is expected to begin in the second quarter of 2026 and will include an initial safety run-in cohort of approximately 18 patients, followed by expansion into a randomized cohort of approximately 166 patients. The study is designed to evaluate SIL204 in combination with standard chemotherapy in patients with locally advanced pancreatic cancer using Silexion's dual-route administration approach - combining intratumoral delivery to target primary tumors with systemic administration to address metastatic disease. The Company plans to conduct the trial at leading oncology centers in Germany and across additional EU member states, in parallel with previously announced Israeli sites led by Sheba Medical Center.

Ilan Hadar, Chairman and Chief Executive Officer of Silexion, commented: “The first quarter and the period since represented a defining moment in Silexion's evolution. With the Israeli Ministry of Health approval to initiate our Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer, and our subsequent submission of a Clinical Trial Application to Germany under the EU Clinical Trials Regulation, we have advanced SIL204 from a preclinical asset into clinical-stage development across two major regulatory jurisdictions. We remain on track to initiate the Phase 2/3 clinical trial in the second quarter of 2026, with the goal of bringing an RNAi-based approach to patients with KRAS-driven cancers who have limited treatment options today.”

Mirit Horenshtein Hadar, Chief Financial Officer of Silexion, added: “During the first quarter and subsequent to quarter end, we executed a series of capital-raising and corporate actions designed to support our clinical development plan and our continued Nasdaq listing. These included our May 2026 warrant exercise inducement transaction, additional capital raised under our at-the-market facility, and obtaining shareholder approval for a prospective reverse share split. We continue to evaluate financing alternatives as we work to support the advancement of SIL204 into the clinic in the second quarter of 2026.”

Financial Results for the Three Months Ended March 31, 2026

•
Research and development (“R&D”) expenses for the three months ended March 31, 2026, were approximately $1.4 million, compared to approximately $0.6 million for the same period in 2025, an increase of 133.3%. The increase was primarily driven by approximately $0.7 million in higher subcontractor and consultant expenses related to toxicology studies and product development required to support initiation of the planned human clinical trial expected in the second quarter of 2026, including GMP manufacturing of our drug product, as well as approximately $0.1 million in non-cash share-based compensation expenses related to executive officer grants awarded in February 2026.

•
General and administrative (“G&A”) expenses for the three months ended March 31, 2026, were approximately $1.4 million, compared to approximately $1.1 million for the same period in 2025, an increase of 27.3%. The increase was primarily driven by approximately $0.26 million in higher professional services costs, including legal, investor relations, director compensation, and other expenses associated with operating as a public company, as well as approximately $0.2 million in non-cash share-based compensation expenses related to executive officer and director grants awarded in February 2026.

•
Net loss for the three months ended March 31, 2026, was approximately $2.7 million, compared to approximately $1.7 million for the same period in 2025, an increase of 58.8%. The increase was primarily attributable to higher research and development expenses, primarily related to preparations for the human clinical trial, and higher general and administrative expenses.

Balance Sheet Highlights

•
Cash and cash equivalents were $2.4 million as of March 31, 2026, compared to $6.0 million as of December 31, 2025. The decrease primarily reflects ongoing operating expenses supporting preclinical and clinical readiness activities for the planned initiation of the Phase 2/3 clinical trial of SIL204.

•
Subsequent to quarter end, the Company strengthened its balance sheet through a May 2026 warrant exercise inducement transaction generating approximately $1.0 million in gross proceeds and through utilization of its at-the-market facility. The Company has reported that the May 2026 warrant exercise transaction, together with additional equity-increasing transactions effected on or about May 15, 2026, have raised its shareholders' equity above the $2.5 million minimum under the Nasdaq Capital Market continued listing requirements, which the Company believes constitutes restored compliance with those requirements.

About Silexion Therapeutics

Silexion Therapeutics is a pioneering clinical-stage, oncology-focused biotechnology company dedicated to the development of innovative treatments for unsatisfactorily treated solid tumor cancers which have the mutated KRAS oncogene, generally considered to be the most common oncogenic gene driver in human cancers. The Company conducted a Phase 2a clinical trial in its first-generation product, which showed a positive trend in comparison to the control of chemotherapy alone, and is currently advancing its lead, second-generation, product candidate, SIL204, a small interfering RNA (siRNA), towards clinical trials in Israel and the European Union. Silexion is committed to pushing the boundaries of therapeutic advancements in the field of oncology, and further developing its lead product candidate for locally advanced pancreatic cancer. For more information please visit: https://silexion.com

Notice Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including, for example, statements regarding the development of SIL204; the timing, design, conduct, and initiation of the planned Phase 2/3 clinical trial of SIL204 in locally advanced pancreatic cancer (including the expected commencement in the second quarter of 2026, the safety run-in and randomized cohort design, and patient enrollment); the timing, content, outcome, and review of regulatory submissions and interactions with regulatory authorities in Israel, Germany, the European Union, and other jurisdictions, including the expected scientific assessment under the EU Clinical Trials Regulation with Germany as Reporting Member State; the conduct of clinical trial activities in Germany; the Company's anticipated future financing activities; the Company’s planned reverse share split and the timing of its effectiveness; the Company's restoration and future maintenance of compliance with the continued listing requirements of the Nasdaq Capital Market, including the shareholders' equity requirement; the potential therapeutic benefits, mutation coverage, and clinical utility of SIL204 across multiple cancer types; Silexion's business strategy and development plans; and Silexion's future capital requirements and ability to raise additional capital, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “prospective”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to: (i) whether Silexion will succeed at initiating and conducting clinical trials, including the Phase 2/3 trial of SIL204 in locally advanced pancreatic cancer; (ii) whether Silexion's strategy, future operations, financial position, projected costs, prospects, and plans will run as currently anticipated; (iii) the impact of the regulatory environment and compliance complexities; (iv) whether Silexion can establish future partnerships or other relationships with third parties; (v) Silexion's future capital requirements and sources and uses of cash, including its ability to obtain additional capital; (vi) whether Silexion can maintain its Nasdaq listing, including its ability to continue to satisfy the Nasdaq shareholders' equity and minimum bid price requirements; and (vii) other risks and uncertainties set forth in the documents filed by the Company with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Company Contact:

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

Investor Relations

Arx Investor Relations
North American Equities Desk
silexion@arxhq.com

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	March 31,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,413	$5,991
Restricted cash	27	27
Prepaid expenses	1,529	570
Other current assets	96	49
TOTAL CURRENT ASSETS	4,065	6,637

NON-CURRENT ASSETS:
Restricted cash	58	57
Long-term deposit and other non-current assets	76	84
Property and equipment, net	23	25
Operating lease right-of-use asset	380	412
TOTAL NON-CURRENT ASSETS	537	578
TOTAL ASSETS	$4,602	$7,215

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(U.S. dollars in thousands, except share data)

	March 31,	December 31,
	2026	2025
LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
CURRENT LIABILITIES:
Trade payables	$912	$787
Current maturities of operating lease liability	185	182
Employee related obligations	560	879
Other account payable	850	910
Private warrants to purchase ordinary shares (including $* due to related party as of March 31, 2026 and December 31, 2025)	*	*
Related Party Promissory Note	1,553	—
TOTAL CURRENT LIABILITIES	4,060	2,758

NON-CURRENT LIABILITIES:
Long-term operating lease liability	251	286
Related Party Promissory Note	—	1,568
TOTAL NON-CURRENT LIABILITIES	$251	$1,854
TOTAL LIABILITIES	$4,311	$4,612

SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY):
Ordinary shares ($0.0135 par value per share, 9,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 3,394,865 and 3,126,651 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	46	42
Additional paid-in capital	58,144	57,727
Accumulated deficit	(57,899)	(55,166)
TOTAL SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$291	$2,603
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	$4,602	$7,215

* Represents an amount less than $1.

SILEXION THERAPEUTICS CORP
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share and per share data)

	Three months ended March 31,
	2026	2025
OPERATING EXPENSES:
Research and development (including $130 and $0 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	$1,370	$590
General and administrative (including $215 and $21 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	1,379	1,060
TOTAL OPERATING EXPENSES	2,749	1,650
OPERATING LOSS	2,749	1,650
Financial expense (income), net (including $(15) and $32 from related parties for the three-month periods ended March 31, 2026 and 2025, respectively)	(16)	85
LOSS BEFORE INCOME TAX	$2,733	$1,735
INCOME TAX	*	*
NET LOSS	$2,733	$1,735

LOSS PER SHARE, BASIC AND DILUTED	$0.85	$3.84

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	3,230,378	451,990

All share and per share amounts reflect (in the case of the three months ended March 31, 2025, on a retroactive basis) a 1-for-15 reverse share split effected in July 2025, as discussed in Note 1(e) to the Company’s condensed consolidated financial statements included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2026

* Represents an amount less than $1.